UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2013

NEW MEDIA INSIGHT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54718	27-2235001
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

28202 N. 58th Street, Cave Creek, AZ	85331
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 275-2294

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Effective May 16, 2013, we entered into a private placement agreement with one person (the “Subscriber”). Pursuant to the agreement, we agreed to the issuance of 1,100,000 units (each, a “Unit”) at a purchase price of $0.50 per Unit, for total proceeds of $550,000. Each Unit consists of one share of the common stock of our company and one common share purchase warrant (each, a “Warrant”). Each Warrant is non-transferable and is exercisable into one share of the common stock of our company for a period of 24 months from the date of closing at a price of $1.00 per share.

Item 3.02	Unregistered Sales of Equity Securities

On May 16, 2013, we issued an aggregate of 1,100,000 shares of our common stock pursuant to the private placement agreement referred to above.

We issued an aggregate of 1,100,000 shares to one (1) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Subscription Agreement between our company and the Subscriber.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA INSIGHT GROUP, INC.

/s/ Michael Palethrope
Michael Palethrope
President, Chief Executive Officer, Chief
Financial Officer, Secretary and Director

Date: May 17, 2013